UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

GREAT NORTHERN IRON ORE PROPERTIES

(Exact name of registrant as specified in its charter)

Minnesota	1-701	41-0788355
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

W-1290 First National Bank Building, 332 Minnesota Street, St. Paul, MN	55101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 224-2385

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  The Trustees of Great Northern Iron Ore Properties filed a Petition with the Ramsey County District Court, State of Minnesota (“District Court”) seeking confirmation of newly appointed successor Trustee James E. Swearingen, effective December 1, 2009, to fill the vacancy created by the death of Trustee John H. Roe III on July 13, 2009. By Court Order dated October 19, 2009, the District Court Judge confirmed the appointment of James E. Swearingen as a successor Trustee of the Trust of Great Northern Iron Ore Properties, with an effective date of December 1, 2009. Mr. Swearingen’s solid business background, including his extensive mining industry experience, was a significant factor in appointing him as a successor Trustee. In addition to being named a successor Trustee, Mr. Swearingen was appointed to the Audit Committee, the Compensation Committee and the Pension Plan Investment Committee. Pursuant to the 1906 Trust Agreement, as modified by Court Orders, the current annual compensation to each Trustee (other than the President of the Trustees) is $70,000. The full text of the Court Order, along with the press release, is set forth in Exhibit 99.1 attached hereto and is incorporated into this Current Report as if fully set forth herein.

Item 9.01  Financial Statements and Exhibits

(a) Financial statements of businesses acquired:  None

(b) Pro forma financial information:  None

(c) Shell company transactions:  None

(d) Exhibits:

Exhibit No.	Document
99.1	Court Order on Confirmation of Appointment of successor Trustee, dated October 19, 2009, but effective December 1, 2009, along with press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT NORTHERN IRON ORE PROPERTIES
(Registrant)

Date	October 19, 2009	By	/s/ Joseph S. Micallef
Joseph S. Micallef, President of the Trustees and Chief Executive Officer

Date	October 19, 2009	By	/s/ Thomas A. Janochoski
Thomas A. Janochoski, Vice President & Secretary and Chief Financial Officer

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building

332 Minnesota Street

Saint Paul, Minnesota 55101-1361

Exhibit No.	Document
99.1	Court Order on Confirmation of Appointment of successor Trustee, dated October 19, 2009, but effective December 1, 2009, along with press release.